Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer:	Prudential Investment Portfolios 12

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

June 15, 2020

/s/ Stuart S. Parker Stuart S. Parker

President and Principal Executive Officer

June 15, 2020

/s/ Christian J. Kelly

Christian J. Kelly

Treasurer and Principal Financial and Accounting

Officer